Exhibit 10.12






                              TAX SHARING AGREEMENT

                                  BY AND AMONG

                               NCRIC GROUP, INC.,
                                  NCRIC, INC.,
                                NCRIC MSO, INC.,
                COMMONWEALTH MEDICAL LIABILITY INSURANCE COMPANY,
                   NATIONAL CAPITAL INSURANCE BROKERAGE, LTD.,
                          NCRIC INSURANCE AGENCY, INC.,
                      NCRIC PHYSICIANS ORGANIZATION, INC.,
                               HCI VENTURES, LLC,
                  HEALTHCARE COMPLIANCE PURCHASING GROUP, LLC,
                                       AND
                          AMERICAN CAPTIVE CORPORATION

                              TAX SHARING AGREEMENT
                              ---------------------


      THIS TAX SHARING AGREEMENT (the "Agreement") is entered into as of the 1st day of January, 2002 by and among NCRIC Group, Inc., a stock holding company organized under the laws of the District of Columbia ("Holding Company"); and its subsidiaries, NCRIC, Inc., a stock insurance company organized under the laws of the District of Columbia ("Reorganized Stock Company"); NCRIC MSO, Inc., a corporation organized under the laws of the State of Delaware ("NCRIC MSO"); Commonwealth Medical Liability Insurance Company, a stock insurance company organized under the laws of the Commonwealth of Virginia ("CML"); National Capital Insurance Brokerage, Ltd., an insurance brokerage organized under the laws of the District of Columbia ("NCIB"); NCRIC Insurance Agency, Inc., an insurance agency organized under the laws of the District of Columbia ("NIA"); and NCRIC Physicians Organization, Inc., a physicians organization organized under the laws of the District of Columbia ("NCRIC PO"); and HCI Ventures, LLC, a limited liability company organized under the laws of Virginia; and HealthCare Compliance Purchasing Group, LLC, a limited liability company organized under the laws of the District of Columbia; and American Captive Corporation, a corporation organized under the laws of the District of Columbia (collectively, the "Subsidiaries"). NCRIC Group Inc. and all Subsidiaries sometimes hereinafter are referred to as "Member Companies" and, collectively, as the "Affiliated Group."

                                    RECITALS:

      1. Pursuant to a Plan of Reorganization dated July 24, 1998, NCRIC reorganized (the "Reorganization") into Reorganized Stock Company with NCRIC Group, Inc. as a stock holding company. As a result of the Reorganization, NCRIC Group, Inc. owns directly or indirectly 100% of the issued and outstanding capital stock of each of the Subsidiaries.

      2. The Member Companies are members of an affiliated group within the definition of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      3. The Affiliated Group will file a consolidated federal income tax return for the year commencing January 1, 2002 and subsequent years.

      4. It is the intention of the Member Companies that each Member Company should contribute its fair and equitable share to the income and similar tax liabilities payable by the Affiliated Group.

      5. The Member Companies, by execution of this Agreement, intend to set forth in writing the manner in which the Member Companies share in the allocation of such taxes and to use the method described in this Agreement as the method for (i) allocating the consolidated tax liability of the Affiliated Group among the Member Companies; (ii) reimbursing NCRIC Group, Inc. for the payment of such tax liability; and (iii) providing for the allocation and payment of any tax refunds.

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

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the undersigned parties hereto agree as follows:

      1. Computation of Member Shares. For each taxable period, the Member Companies' respective shares of tax liability shall be determined as follows:

         (a) Computation of Consolidated Tax. On or before the date provided by law for payment of any federal income or similar tax by the Affiliated Group, a computation shall be made of the Affiliated Group's consolidated tax liability, including alternative minimum tax. The amount so computed is hereinafter referred to as the "Consolidated Tax."

         (b) Separate Member Tax. If a Member generates a loss for a taxable year, or credit that cannot be utilized to reduce such Member's separate return tax liability ("Separate Tax") in the year that the loss or credit arises, such loss or credit shall first be utilized to the extent it results in an actual cash reduction in the Consolidated Tax liability for the taxable year in which the loss or credit was generated or for prior taxable years during the covered period to which such loss or credit could be carried under the applicable carryback provisions of the Code (the carryback years).

         (c) Allocation. The Consolidated Tax shall be apportioned among the Member Companies, under Treasury Regulation 1.1552-1(a)(2), based upon the ratio of each Member Company's Separate Tax to the total of the Member Companies' Separate Taxes. Accordingly, the amount of Consolidated Tax allocable to any Member Company will be equal to the Consolidated Tax multiplied by a fraction, the numerator of which is the Member Company's Separate Tax and the denominator of which is the sum of the Separate Taxes for all Member Companies.

         (d) Entitlement to Payment or Credit . Notwithstanding that one or more Member Companies may, in a particular tax period, realize losses, credits or other tax benefits which, on a consolidated basis, reduce the Consolidated Tax, such Member Company or Companies shall be entitled to payment or credit therefor.

      2. Payments by Member Companies. If for any taxable period there is a Separate Tax with reference to a Member Company, then such Member Company shall promptly pay to NCRIC Group, Inc. an amount equal to the Member Company's share of the Consolidated Tax, and NCRIC Group, Inc. shall promptly pay to each loss Company the allocated tax benefit.

      3. Estimated Tax Payments. In NCRIC Group, Inc.'s discretion, the provisions for payment of the Consolidated Tax for a taxable period shall apply to the payment of estimated tax installments due for such taxable period. In the event NCRIC Group, Inc. provides notice to the Subsidiaries of liability for estimated tax payments, each Subsidiary shall pay to NCRIC Group, Inc. its share of each estimated tax payment within thirty (30) days of receiving such notice, but in no event later than the due date for each such estimated tax payment. Any amounts paid by a Subsidiary
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

on account of a separate return or separate estimated tax payments which are credited against the Consolidated Tax shall be included in determining the payments due from such Subsidiary. Any overpayment of estimated tax shall be refunded to the Subsidiary.

      4. Audit Results. If, as a result of an amended return, audit, or other adjustment, the Consolidated Tax is adjusted or it is determined that there was an error in the computation of any payment hereunder, the liability of each Member Company shall be redetermined to give effect to such adjustment or the correction of such error. An appropriate return of payment or additional payment shall promptly be made to or by each Member Company, as the case may be, within ninety (90) days of NCRIC Group, Inc.'s providing notice of the adjustment, together with interest thereon in accordance with Internal Revenue Service requirements. Such return of payment or additional payment shall be made regardless of whether at that date NCRIC Group, Inc. and all Member Companies are still joining in consolidated returns.

      5. Separate Use of Losses. If part or all of an unused loss or tax credit is allocated to a Member Company pursuant to Treasury Regulation 1.1502-79, as in effect from time to time, and is carried back or forward to a year in which such Member Company filed a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be paid by such Member Company to NCRIC Group, Inc. Notwithstanding the above, NCRIC Group, Inc. shall determine whether an election shall be made not to carry back part or all of a consolidated net operating loss for any taxable year in accordance with Code section 172(b)(3).

      6. Payments Due. Except as otherwise provided in this Agreement, all settlements between and among Member Companies of the Affiliated Group under this Agreement shall be made within ninety (90) days after the date of filing of the consolidated income tax return; provided further, where a refund from the taxing authority is due to the Affiliated Group, NCRIC Group, Inc. may defer payment to Member Companies for ninety (90) days after receipt of such refund. All payments to be made to Member Companies shall be made in cash, in securities eligible as investments by insurers under the insurance laws of their domiciliary jurisdictions, at market value, or any combination of cash or eligible securities, or, in NCRIC Group, Inc.'s discretion, by credit against offsetting liabilities owed by the Member Company entitled to such payment.

      7. Termination. This Agreement shall terminate if:

         (a) the undersigned parties agree in writing to such termination;

         (b) A Member Company's membership in the Affiliated Group ceases or is terminated for any reason whatsoever; or

         (c) The Affiliated Group fails to file a consolidated return for any taxable year when due.


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

      Notwithstanding the termination of this Agreement, its provisions shall remain in effect with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return.

      8. Assignment. The respective rights and obligations of each of the parties to this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

      9. Binding Effect. This Agreement is binding upon and inures to the benefit of the Member Companies and to any successor of a Member Company, whether by merger or otherwise, to the same extent as though such successor were an original party hereto.

      10. Arbitration. Any disputes arising out of the interpretation or implementation of the terms and conditions of this Agreement shall be submitted to binding arbitration in accordance with the rules then in effect of the American Arbitration Association.

      11. Access to Materials. Notwithstanding termination of this Agreement, and during its term, all materials, including, but not limited to, tax returns, supporting schedules, work papers, correspondence and other documents relating to consolidated income tax returns filed by the Affiliated Group shall be made available to any party to this Agreement during regular business hours.

      12. Inclusion of a New Member Company. If during a consolidated return period any Member Company acquires or organizes another corporation that is required to be included in the consolidated return (or if any corporation which qualifies for the Affiliated Group but is not now included in the consolidated return elects to be included in the return), then such corporation shall join in and become a party to this Agreement by executing the master copy of this Agreement which shall be maintained at NCRIC Group, Inc.'s headquarters. It will not be necessary for each Member to re-execute the Agreement; the new Members may simply execute the existing Agreement, and such Agreement shall be binding on the new Members and all of the then existing Members.

      13. Effective Date. This Agreement shall be effective for the first federal income or similar tax return due for the year commencing January 1, 2002.

      14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and there are no agreements, representations or warranties not contained herein.

      15. Modification. This Agreement may not be modified or amended except by written instrument executed with the same formality as this Agreement.



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

      16. Prior Agreements. This Agreement supersedes all prior agreements between NCRIC Group, Inc. and its affiliates with respect to any period to which a federal income or similar tax return subject to this Agreement relates.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                    NCRIC GROUP, INC.


                                    --------------------------------------------
                                    President

                                    NCRIC, INC.


                                    --------------------------------------------
                                    President

                                    NCRIC MSO, INC.


                                    --------------------------------------------
                                    President

                                    COMMONWEALTH MEDICAL LIABILITY
                                    INSURANCE COMPANY


                                    --------------------------------------------
                                    President

                                    NATIONAL CAPITAL INSURANCE
                                    BROKERAGE, LTD.


                                    --------------------------------------------
                                    President





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

                                    NCRIC INSURANCE AGENCY, INC.


                                    --------------------------------------------
                                    President

                                    NCRIC PHYSICIANS ORGANIZATION, INC.


                                    --------------------------------------------
                                    President


                                    HCI VENTURES, LLC

                                    By:     NCRIC MSO, Inc., its Managing Member


                                    --------------------------------------------
                                    President


                                    HEALTHCARE COMPLIANCE PURCHASING
                                    GROUP, LLC


                                    --------------------------------------------
                                    President


                                    AMERICAN CAPTIVE CORPORATION


                                    --------------------------------------------
                                    President

                                TABLE OF CONTENTS
                                -----------------



1.       Computation of Member Shares........................................105

2.       Payments by Member Companies........................................105

3.       Estimated Tax Payments..............................................105

4.       Audit Results.......................................................106

5.       Separate Use of Losses..............................................106

6.       Payments Due........................................................106

7.       Termination.........................................................106

8.       Assignment..........................................................107

9.       Binding Effect......................................................107

10.      Arbitration.........................................................107

11.      Access to Materials.................................................107

12.      Inclusion of a New Member Company...................................107

13.      Effective Date......................................................107

14.      Entire Agreement....................................................107

15.      Modification........................................................107

16.      Prior Agreements....................................................108


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